ASSIGNMENT OF LEASE AND AMENDMENT TO LEASE THIS ASSIGNMENT OF LEASE AND AMENDMENT TO LEASE (this "Agreement") is made and entered into as of October 21, 2005, by and between GSEM, LLC, a Delaware limited liability company (successor-in-interest to Red Branch Road, L.L.C., a Maryland limited liability company) ("Landlord"), GSE SYSTEMS, INC., a Delaware corporation ("Tenant" and "Assignor"), and BRIDGEWAY COMMUNITY CHURCH, INC., a Maryland religious non-profit corporation ("Assignee").

                                   RECITALS:

     A. Landlord and Tenant entered into that certain Lease dated as of January 30, 1998 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of November 1, 1999 (the "First Amendment") between Landlord and Tenant, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately 52,682 square feet of rentable area (the "Premises") and located on approximately 4.779 acres of land at 9189 Red Branch Road, Columbia, Maryland (the "Building"). The Original Lease and the First Amendment are attached hereto as Exhibit A, and may be referred to herein collectively as the "Lease".

     B. The parties desire to enter into this Agreement to provide for (i) the assignment of the Tenant's interest in the Lease by Tenant to Assignee, (ii) the assumption of Tenant's obligations under the Lease by Assignee, (iii) Landlord's consent to such assignment and assumption, and (iv) the amendment of certain provisions of the Lease as of the Effective Date (as hereafter defined).

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms. Except as otherwise set forth herein, all capitalized terms used in this Agreement shall have the same meaning given such terms in the Lease. All references in this Agreement and in the Lease to "this Lease" or "the Lease" shall mean and refer to the Lease as amended by this Agreement.

     2. Assignment of Lease.

2.1 Assignment and Assumption. Effective as of the "Effective Date" (as defined in Section 2.2 below) and subject to the conditions set forth in Section 2.3 and
2.4 below, (a) Assignor hereby assigns and transfers to Assignee all of Assignor's rights, title and interest in, to and under the Lease, (b) Assignee hereby accepts such assignment, and (c) for the benefit of both Assignor and Landlord, Assignee hereby assumes all of Assignor's obligations under the Lease, and agrees to be bound by and subject to all of the provisions of the Lease and Landlord's rights thereunder and to timely perform all of the obligations of the "Tenant" under the Lease as though Assignee was named the tenant thereunder during the entire term of the Lease. From and after the "Rent Commencement Date", as defined in Section 4.3 below, Assignee shall cause all utilities servicing the Premises, the Building and the land to be placed in its name and paid directly by Assignee to the provider thereof, to the extent required of the Tenant under the Lease. Assignee shall reimburse Assignor for all amounts relating to the Premises, the Building and the land that have been paid by Assignor for periods following the Rent Commencement Date, including but not limited to insurance payments made to Landlord, real estate taxes, Columbia Association assessments and other governmental charges. Landlord agrees to refund to Assignee any amount paid by Assignor under the Lease for Operating Charges and Real Estate Taxes in excess of the amount(s) actually due for periods prior to the Rent Commencement Date. Assignee shall indemnify and hold Assignor harmless from and against any and all liability, loss, damage and expense arising under the Lease from and after the Rent Commencement Date.

          2.2 Effective Date; Termination. For the purposes of this Agreement, the "Effective Date" shall be the date Tenant delivers possession of the Premises to Assignee with the Delivery Condition Work (as defined in Section 2.4 below) substantially completed, except for minor "punch-list" items which do not unreasonably interfere with Assignee's construction work in the Premises, which date shall not be earlier than October 31, 2005 nor later than December 31, 2005. Notwithstanding the foregoing, Assignee's obligation to pay rent under the Lease shall not commence until the Rent Commencement Date. Assignor shall deliver possession of the Premises to Assignee following the date all of the following conditions have occurred: (a) Assignor has vacated the Premises and delivered the Assignor Fee (as defined in Section 2.3(e) below to Landlord; (b) Landlord's current Mortgagee for the Premises, The Provident Bank, has consented in writing to this Agreement; (c) Landlord and Assignee have entered into a lease (herein, the "Lease Agreement"), substantially in the form of the Lease Agreement dated July 1, 2005 (including the Option to Purchase Rider appended thereto giving Assignee a one-time right to purchase the Property [the "Purchase Option"]) between Landlord, as "Landlord", and Assignee, as "Tenant", pertaining to Assignee's lease of the Premises following the expiration of the Lease and continuing until May 31, 2018 (unless earlier terminated or extended as provided therein); and (d) Tenant has substantially completed or caused to be substantially completed the Delivery Condition Work, minor "punch-list" items excepted. Notwithstanding anything to the contrary contained in this Lease, if on or before 5:00 p.m. Pacific Time on the date which is fifteen (15) days after the date of this Agreement either (i) Landlord and Assignee have not entered into the Lease Agreement, or (ii) Landlord's current Mortgagee has not consented in writing to this Agreement, including, without limitation, Mortgagee's agreements with Assignee to provide notice and cure to Assignee, and/or other assurances reasonably satisfactory to Assignee, effectively preserving Assignee's right to exercise its option to purchase the Premises pursuant to the Purchase Option following a default by Landlord under its loan with Mortgagee (a copy of which consent shall have been provided to Assignee), or (iii) Landlord and Assignor have not executed and delivered to Assignee an estoppel certificate, in form and substance reasonably satisfactory to Assignee, certifying to Assignee that (1) the Lease is still in full force and effect, and has not been further amended, modified or supplemented, except in accordance with the terms of this Assignment; (2) that neither Assignor nor Landlord is in default of the provisions of the Lease, and that neither has any claim, defense, or liability to the other which would be binding on Assignee after the Effective Date, (3) setting forth and confirming the respective amounts of the installments of real estate taxes, Columbia Association assessments, and all other governmental charges of any kind and nature paid by Assignor to Landlord (or directly to the applicable taxing authority) for the current calendar or assessment year, and the amounts of monthly deposits on account of Required Insurance paid to Landlord for the current year, under Sections 5A and 13.1 of the First Amendment to Lease; and (4) representing and warranting to Assignor that neither Landlord nor Assignor (to their actual knowledge) has received written notice of any violation from the ground lessors under the ground lease encumbering the Premises, or from any governmental authority or quasi-governmental authority (including, without limitation, The Columbia Association, Inc., and the Oakland Ridge Industrial Park Association, Inc.
relating to (x) the delinquency of taxes, dues or assessments with respect to the Premises, (y) violations of zoning, fire or building code laws, ordinances, covenants, or rules with respect to the Premises, or (z) any other written notice relating to the condition of the Premises or the occupancy thereof (including any notice of proposed governmental action regarding a "Condemnation"), then this Agreement shall automatically terminate as of such date, and neither party shall have any further rights or obligations under this Agreement. The parties hereto agree to use commercially reasonable efforts to satisfy the above contingencies within the said 15-day period. In the event that such contingencies are not satisfied or waived by the party having the benefit thereof, then this Agreement shall automatically terminate and have no further force or effect, except that upon the request of either party, the other party shall execute and deliver an instrument confirming such termination of this Agreement and notify Landlord of same.

          2.3 Landlord's Consent. Landlord hereby consents to the foregoing assignment and assumption, upon the following terms and conditions to each of which Assignor and Assignee expressly agree:

               (a) such consent is given without prejudice to Landlord's rights under the Lease, as amended hereby;

               (b) neither the assignment or Landlord's consent shall be deemed to be the consent to or authorization for any further assignment or subletting or parting with or sharing possession or occupancy of all or any part of the Lease or the Premises;

               (c) except as expressly provided in this Agreement, nothing contained herein shall be construed as modifying, waiving, impairing or affecting any of the provisions, covenants, and conditions in the Lease or any of Landlord's rights or remedies under the Lease or waiving any breach of the Assignor in the due keeping, performance or observance thereof;

               (d) Assignor shall remain fully liable for the payment of all rent and for the performance of all of the obligations of the Tenant under the Lease from and after the Effective Date through the scheduled expiration of the Term of the Original Lease, but in no event shall Assignor's liability exceed its liability under the Original Lease, as amended by the First Amendment, if this Agreement were not entered into; and (e) contemporaneous with the execution of this Agreement, (i) Assignor shall pay to Landlord the amount of $6,500.00 (the "Assignor Fee"), which amount may be deducted from the cash security deposit held by Landlord under the Original Lease, currently in the amount of Forty-Three Thousand Nine Hundred One and 67/100 Dollars ($43,901.67) (the "Existing Security Deposit") and (ii) Landlord shall return the remaining balance of the Existing Security Deposit (after such deduction) to Tenant upon the May 31, 2008 expiration or earlier termination of the Original Lease, in accordance with the provisions therein.

          2.4 Condition of the Premises. The parties hereto hereby acknowledge and agree that the Premises is and shall be accepted by Assignee in its present "as-is" condition, and except as provided herein neither Landlord nor Assignor makes any representations or warranties whatsoever with respect to the Premises or the condition thereof; provided, however, that notwithstanding the foregoing, Assignor agrees that prior to delivering possession of the Premises to Assignee, Assignor shall, at Assignor's sole cost and expense, cause the following work to be completed in the Premises (collectively, the "Delivery Condition Work"); (a) Assignor shall remove Assignor's furniture, trade fixtures, furnishings and personal property from the Premises, and Assignor shall repair any damage to the structural components and/or mechanical/electrical/plumbing systems of the Building or exterior shell of the Building caused by such removal (and which mechanical/electrical/plumbing systems of the Building shall be in opera ting condition as of the Effective Date); (b) Assignor shall deliver the Premises to Assignee broom-clean. Assignee acknowledges that neither Landlord nor Assignor has investigated, and does not warrant or represent to Assignee, that the Premises are fit for the purposes intended by Assignee or for any other purpose or purposes whatsoever, and Assignee acknowledges that, other than Assignor's obligation to perform or cause to be performed the Delivery Condition Work, the Premises are to be leased to Assignee in their existing condition, i.e., "as-is", on and as of the Effective Date. Upon Assignor's delivery of possession of the Premises to Assignee, Assignee shall conduct a walk-through inspection of the Premises, at which time Assignee shall notify Assignor in writing of any Delivery Condition Work items which have not been completed, and Assignor shall promptly thereafter correct any such incomplete items, but such incomplete items (and the completion thereof) shall not affect the Effective Date which sha ll be determined pursuant to the provisions of Section 2.2 above. Assignee hereby agrees that, except for the Delivery Condition Work, Assignee shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Premises in accordance with applicable laws, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities in connection therewith.

     3. Assignor's Representations. Assignor hereby represents and warrants to Landlord and Assignee as follows: (a) the Lease has not been assigned, modified, supplemented or amended in any way by Assignor except as provided by this Agreement; (b) the Lease and this Agreement represent the entire agreement among the parties as to the Premises and the Assignment of the Lease; and (c) to Assignor's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied, and neither Landlord nor Assignor is in default thereunder.

     4. Amendment of Lease.

          4.1 Security Deposit. Within three (3) business days following Assignee's execution of this Agreement, Assignee shall deposit with Landlord a cash security deposit (the "Security Deposit") in the amount of Fifty Nine Thousand Dollars ($59,000.00). The Security Deposit shall be held by Landlord as security for the performance by Assignee of Assignee's obligations under the Lease assumed by Assignee pursuant to the provisions of Section 2.1 above; such Security Deposit shall be held and/or applied by Landlord in accordance with the provisions of Article XI of the Original Lease.

          4.2 Tenant's Address. From and after the Effective Date, Tenant's address for notices set forth in Section 1.9 of the Original Lease is hereby deleted and replaced with the following:

                Bridgeway Community Church
                5840 Banneker Road, Suite 270
                Columbia, Maryland 21044
                Attention: Dr. David Anderson, Senior Pastor
                Facsimile: (410) 992-6761

And copies of any notice or other required communication under the Lease given by Landlord to Assignee, or by Assignee to Landlord, after the Effective Date shall also be sent to Assignor at the following address, so long as Assignor has any liability under the Lease:

                GSE Systems, Inc.
                7133 Rutherford Road, Suite 200
                Baltimore, Maryland 21244
                Attention: John V. Moran, Chief Executive Officer
                Facsimile: (410) 772-3599

          4.3 Assignee's Rent Commencement Date. Subject to the satisfaction of the conditions set forth in Section 2.2 above, Landlord and Assignee hereby agree that Assignee's obligation to pay Rent under the Lease shall not commence until the earlier to occur of (a) the date Assignee commences construction of the renovations described in Section 4.5 below, or (b) February 1, 2006 (the "Rent Commencement Date") and further agree that from and after the Rent Commencement Date the term "Lease Year", as defined in Section 3.4 of the Lease shall mean the 12 month period commencing on the Rent Commencement Date and expiring at 11:59 p.m. Eastern Time, on the day immediately preceding the first anniversary thereof, and each successive 12 month period thereafter falling within the Lease Term. For purposes of this Agreement, effective as of the Rent Commencement Date, Landlord and Assignee hereby acknowledge the following schedule for the payment by Assignee of Base Rent under the Lease, as hereby amended:

          (a) First Lease Year: at the annual rate of $647,922.15, in equal monthly installments of $53,993.51 per month;

          (b) Second Lease Year: at the annual rate of $667,359.81, in equal monthly installments of $55,613.32 per month; and

          (c) Third Lease Year: at the annual rate of $687,380.61, in equal monthly installments of $57,281.72 per month until the expiration of the Lease on May 31, 2008 (it being acknowledged that the Third Lease Year shall contain fewer than 12 calendar months).

Landlord, Assignor and Assignee understand and agree that neither Base Rent nor any other amounts that Tenant is obligated to pay under the Lease shall become due and owing from Assignee under the Lease, as hereby amended, for the period from the Effective Date until the day before the Rent Commencement Date, but from and after the Rent Commencement Date Assignee shall become fully liable for and pay as and when due all Base Rent and other amounts that Tenant is obligated to pay under the Lease, including but not limited to the Tenant's proportionate share of Operating Charges and Real Estate Taxes. Until the Rent Commencement Date, Tenant shall continue to pay the Base Rent, and all other amounts that Tenant is obligated to pay under the Lease, as provided under the Lease.

          4.4 Use of the Premises. From and after the Effective Date, the provisions of Section 6.1 of the Lease shall be deleted, and the following provisions inserted therein in their place: "Landlord hereby acknowledges and agrees that Tenant shall be permitted to use the Premises for religious purposes, including its business office and worship facilities, and for any of the other uses permitted under the Final Development Plan Criteria for Phase III-A of the Oakland Ridge Industrial Center in Columbia, Maryland (herein "FDP Criteria") governing the Premises (collectively, the "Permitted Use"). Notwithstanding the foregoing to the contrary, Tenant covenants and agrees that in connection with the operation of Tenant's Permitted Use at the Premises, no portion of the Premises shall be occupied or used, directly or indirectly, at any time, or from time to time, for:

               (a) a flea market, pawn shop, swap shop nr "outlet store" selling merchandise that is used, damaged or discontinued, an auction, liquidation, distress, bankruptcy or "going out of business" sale or any other sale suggesting that business operations are to be discontinued;

               (b) a fair, carnival, amusement park, circus, firing range or fireworks store;

               (c) a massage parlor, adult book store (which shall mean a store which sells or offers for sale sexually explicit printed materials, audio or videotapes or films and sexual devices), adult video store, peep show store, or topless or strip club;

               (d) a bar, tavern, pub, discotheque or nightclub (except that parties involving dancing and music as part of and incidental to ordinary church activities shall be permitted);

               (e) a facility for the sale of paraphernalia for use with illicit drugs;

               (f) an off-track betting parlor or bingo parlor;

               (g) or car wash; a new or used car dealership, gas station, auto repair shop

               (h) any use of flashing,  traveling or rotating  lights or signs, television or other visual or mechanical devices in a manner so that they can be seen outside of the Building, or the use of loudspeakers, telephones, phonographs, radios or other audio or mechanical devices in a manner so that they can be heard outside of the Premises.

          4.5 Renovations. Assignor shall have no liability with regard to any alterations performed by or for Assignee to the Premises, the Building or the land upon which the Premises and Building are located. From and after the Effective Date, the provisions of Sections 9.1 and 9.2 shall be deleted in their entirety, and the following inserted therein in their place:

               "9.1 Landlord is under no obligation to make any alterations, decorations, additions, improvements or other changes in or to the Premises (collectively, "Alterations"). Subject to Tenant's compliance with the provisions of Section 9.2 of this Lease, Landlord hereby agrees that Tenant shall be entitled to perform Alterations on or about the Premises, and Landlord hereby agrees not to unreasonably withhold its consent to (a) interior Alterations made to the Building or Alterations made to the entrances of the Building as reasonably necessary for the conversion of the interior warehouse portion of the Building and the entrances thereto in order to accommodate the worship space for Tenant's religious services, (b) interior Alterations made to the Building as reasonably necessary for the conversion of the interior office portion of the Building to accommodate office, classroom and other support functions, or (c) to the contractors, architects and engineers selected by Tenant to perform such work. In the eve nt Landlord shall determine in the exercise of its reasonable discretion that any such Alterations, or any such contractor, architect or engineer designated by Tenant is not satisfactory, Landlord shall advise Tenant in writing and shall state the specific reasons therefor. In any event, Landlord shall notify Tenant of its approval or disapproval of any such Alterations and/or contractor, architect, or engineer, as the case may be, within ten (10) business days after Landlord's receipt of Tenant's written request accompanied by the plans and specifications, name and qualifications of such architect, contractor and/or engineer, as the case may be. If Landlord fails to notify Tenant of such approval or disapproval and such failure continues for five (5) business days after written notice of such failure from Tenant, then Landlord shall be deemed to have approved the Alterations and Tenant's designated architect, contractor or engineer, as the case may be, so requested by Tenant. In the event that Tenant increa ses the amount of square footage contained within the Building, there shall be no adjustment in the Base Rent payable hereunder.

               9.2 Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner and free of claims for construction liens; (b) using new materials only; (c) (if the Alterations will cost more than $100,000) by a contractor approved by Landlord under the supervision of an architect approved by Landlord); (d) in accordance with plans and specifications prepared by an engineer or architect and approved by Landlord; and (e) in accordance with Laws and requirements of any firm insuring the Building. Landlord's approval of the plans and specifications for the Alterations shall not be deemed to constitute Landlord's consent to subjecting its interest in the Premises or the Building to liens which may be filed in connection therewith, and Tenant shall promptly discharge any liens imposed on the Building or the Property as a result of Tenant's Alterations. Landlord (in its capacity as the owner of the Premises), at Tenant's cost, shall cooperate with Tenant in securing building and o ther permits or authorizations required from time to time for any Alterations permitted hereunder."

          4.6 Assignor's Rights Upon Assignee Default. Upon and during the occurrence of a default in the Assignee's performance of any obligations under the Lease, as hereby amended, so long as Assignor has any liability under the Lease, Assignor shall have the right to cure such default (together with the right to enter upon the Premises if reasonably necessary) at the expense of Assignee. In such event, Assignee shall immediately reimburse Assignor upon demand for any and all costs reasonably incurred by Assignor in curing such default and Landlord shall accept such cure for all purposes of the Lease as if it had been carried out by Assignee.

               4.7 Miscellaneous Deletions. Effective as of the Effective Date, the following provisions of the Lease are hereby deleted in their entirety and shall have no further force or effect: (a) Section 3.5 of the Original Lease, and (b) Exhibit B attached to the Original Lease.

     5. Brokers. Neither Landlord, Tenant nor Assignee has dealt with any broker or agent in connection with the negotiation or execution of this Agreement, other than Transwestern Commercial Services, and Trammell Crow Company (collectively, the "Brokers"), whose commissions shall be paid solely by Tenant. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

     6. Authority. Each party executing this Agreement hereby represents and warrants to the others that: (a) it is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the State of Maryland; (b) such persons and/or entities executing this Agreement are duly authorized to execute and deliver this Agreement on behalf and in accordance with such entity's operating agreement (if the entity is a limited liability company), or such entity's duly adopted resolution of its board of directors and by-laws (if the entity is a corporation); and (c) this Agreement is binding upon the party in accordance with its terms. Concurrently with Tenant's and Assignee's execution and delivery of this Agreement to Landlord and/or within ten (10) days of Landlord's request, Tenant or Assignee shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and author ization.

     7. Entire Agreement: No Further Modification. It is understood and acknowledged that there are no oral agreements among the parties hereto affecting this Agreement and this Agreement supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, among the parties hereto, relating in any manner to the amendment and assignment of the Lease, and none thereof shall be used to interpret or construe this Agreement. This Agreement contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the amendment and assignment of the Lease, as provided herein, and except as expressly set forth in this Agreement, all of the terms and provisions of the Lease, as hereby amended, shall remain unmodified and in full force and effect.

     8. Partial Invalidity; Separability. If any clause or provision in this Agreement is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Agreement shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     9. Applicable Law; Venue and Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland. In the event that any legal action should be filed by either party against the other, the venue and forum for such action shall be the Circuit Court of Howard County, Maryland.

     10. Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT OF ANY OF THEM OR THEIR RESPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD'S ENTERING INTO THIS AGREEMENT.

     11. Costs and Attorney's Fees. If any party hereto shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to such prevailing party its reasonable costs and reasonable attorneys' fees, specifically including reasonable attorneys' fees incurred in connection with any appeals thereof.

     12. Counterparts. This Agreement may be executed in multiple counterparts, each of which is to he deemed original for all purpose, but all of which together shall constitute one and the same instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

"LANDLORD"                              GSEM, LLC,
                                        a Delaware limited liability company

                                        By:  BFG Management 1999, Inc.,
                                        a Delaware corporation
                                        Its Authorized Manager

                                        By:_____________________________________
                                                Printed Name:___________________
                                                Its:____________________________

"TENANT" and "ASSIGNOR"                 GSE SYSTEMS, INC.
                                        a Delaware corporation

                                        By:_____________________________________
                                                Printed Name:___________________
                                                Its:____________________________

                                        By:_____________________________________
                                                Printed Name:___________________
                                                Its:____________________________

"ASSIGNEE"                              BRIDGEWAY COMMUNITY CHURCH, INC.,
                                        a Maryland religious non-profit
                                        corporation

                                        By:_____________________________________
                                                Printed Name:___________________
                                                Its:____________________________

                                        By:_____________________________________
                                                Printed Name:___________________
                                                Its:____________________________


                                   EXHIBIT A
                           COPY OF ORIGINAL LEASE AND
                                FIRST AMENDMENT

                 [Attached as the immediately following pages.]